Exhibit 4.1
PNM RESOURCES, INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of June 10, 2024
5.75% Junior Subordinated Convertible Notes due 2054

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TABLE OF CONTENTS
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Section 13.07 .	Not to Prevent Defaults (Including Events of Default)	68
Section 13.08 .	Trustee's Rights to Compensation, Reimbursement of Expenses and Indemnification	68
Section 13.09 .	Article Applicable to Paying Agents	68
Section 13.10 .	Trustee Not Fiduciary for Holders of Senior Indebtedness	68

	ARTICLE 14
	CONVERSION OF NOTES

Section 14.01 .	Conversion Privilege	68
Section 14.02 .	Conversion Procedure; Settlement Upon Conversion	72
Section 14.03 .	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Notice of Special Event Redemption	76
Section 14.04 .	Adjustment of Conversion Rate	79
Section 14.05 .	Adjustments of Prices	88
Section 14.06 .	Shares to Be Fully Paid	88
Section 14.07 .	Effect of Recapitalizations, Reclassifications and Changes of Common Stock	89
Section 14.08 .	Certain Covenants	92
Section 14.09 .	Responsibility of Trustee and any other Conversion Agent	92
Section 14.10 .	Notice to Holders Prior to Certain Actions	93
Section 14.11 .	Stockholder Rights Plans	93

	ARTICLE 15
	REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 .	[Intentionally Omitted]	94
Section 15.02 .	Repurchase at Option of Holders Upon a Fundamental Change	94
Section 15.03 .	Withdrawal of Fundamental Change Repurchase Notice	97
Section 15.04 .	Deposit of Fundamental Change Repurchase Price	97
Section 15.05 .	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	98

	ARTICLE 16
	OPTIONAL REDEMPTION

Section 16.01 .	Optional Redemption	99
Section 16.02 .	Notice of Redemption; Selection of Notes	100
Section 16.03 .	Payment of Notes Called for Redemption	101
Section 16.04 .	Restrictions on Redemption	102

	ARTICLE 17
	MISCELLANEOUS PROVISIONS

Section 17.01 .	Provisions Binding on Company's Successors	102

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EXHIBIT
Exhibit A    Form of Note    A-1
Exhibit B    Form of Underlying Junior Subordinated Notes Indenture    B-1
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INDENTURE dated as of June 10, 2024 between PNM RESOURCES, INC., a New Mexico corporation, as issuer (the “Company,” as more fully set forth in Section 1.01) and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.75% Junior Subordinated Convertible Notes due 2054 (the “Notes”), initially in an aggregate principal amount not to exceed $500,000,000 (as may be increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their over-allotment option to purchase additional Notes as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, for the purpose of issuing any Underlying Junior Subordinated Note upon conversion of a Note, the Form of Underlying Junior Subordinated Notes Indenture attached hereto as Exhibit B is to be substantially in the form hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

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ARTICLE 1
DEFINITIONS
. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“1% Exception” shall have the meaning set forth in Section 14.04(k).
“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
“Additional Shares” shall have the meaning specified in Section 14.03(a).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.
“Applicable FATCA Law” shall have the meaning specified in Section 17.18.
“Authorized Officers” shall have the meaning specified in Section 17.03.
“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the Corporate Trust Office is authorized or required by law or executive order to close or be closed.
“Called Notes” means Notes called for redemption pursuant to Article 16 or subject to a Deemed Redemption.

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“Capital Stock” means, except for purposes of Section 2.04, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition; provided that, for purposes of Section 2.04 only, “Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the proﬁts and losses of, or distributions of assets of, the issuing Person.
“Cash Out Merger” shall have the meaning specified in Section 14.07(a).
“Clause A Distribution” shall have the meaning specified in Section 14.04(c).
“Clause B Distribution” shall have the meaning specified in Section 14.04(c).
“Clause C Distribution” shall have the meaning specified in Section 14.04(c).
“close of business” means 5:00 p.m. (New York City time).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means the common stock of the Company, no par value per share, at the date of this Indenture, subject to Section 14.07.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Company Order” means a written order of the Company signed by at least one Officer of the Company and delivered to the Trustee.
“Compound Interest” shall have the meaning specified in Section 2.04(a).
“Conversion Agent” shall have the meaning specified in Section 4.02.
“Conversion Date” shall have the meaning specified in Section 14.02(c).

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“Conversion Obligation” shall have the meaning specified in Section 14.01(a).
“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.
“Conversion Rate” shall have the meaning specified in Section 14.01(a).
“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).
“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business relating to this Indenture shall be administered, which office at the date hereof (until another address is filed by the Trustee with the Company) is located at 1505 Energy Park Drive, St. Paul, MN 55108, Attention: Corporate Trust Services – PNM Resources Administrator (telephone no.: (800) 344-5128; E-mail: cctbondholdercommunications@computershare.com, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).
“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
“Daily Conversion Value” means, for each of the 60 consecutive Trading Days during the Observation Period, one-sixtieth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.
“Daily Measurement Value” means $1,000 divided by 60.
“Daily Net Settlement Amount” means, for each of the 60 consecutive Trading Days during the relevant Observation Period, a number of shares of Common Stock equal to (a) the difference between the Daily Conversion Value for such Trading Day and the Daily Measurement Value, divided by (b) the Daily VWAP for such Trading Day.
“Daily Settlement Amount,” for each of the 60 consecutive Trading Days during the relevant Observation Period, shall consist of:
(a)    for any Make-Whole Fundamental Change Conversion, Redemption Conversion or Maturity Conversion,
(i)    cash in an amount equal to the lesser of (x) the Daily Measurement Value and (y) the Daily Conversion Value for such Trading Day; and
(ii)    if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, the Daily Net Settlement Amount for such Trading Day; and

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(b)    for any conversion of a Note other than a Make-Whole Fundamental Change Conversion, a Redemption Conversion or a Maturity Conversion, the Daily Net Settlement Amount for such Trading Day (and, for the avoidance of doubt, if the Daily Conversion Value for such Trading Day does not exceed the Daily Measurement Value, there shall be no Daily Settlement Amount on such Trading Day and no shares of Common Stock shall be deliverable to a Holder converting its Note in respect of such Trading Day).
“Daily VWAP” means, for each of the 60 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PNM <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Deemed Redemption” shall have the meaning specified in Section 14.01(b)(v).
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
“Deferred Interest” shall have the meaning specified in Section 2.04(a).
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.06(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Distributed Property” shall have the meaning specified in Section 14.04(c).
“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

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“Electronic Means” shall mean the following communications methods: e-mail or secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee by notice to the Holders and the Company as available for use in connection with its services hereunder.
“Event of Default” shall have the meaning specified in Section 6.01.
“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exempted Fundamental Change” shall have the meaning specified in Section 15.02(f).
“Final Offering Memorandum” means the final offering memorandum dated June 4, 2024, relating to the offering and sale of the Notes.
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Form of Note” means the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)    except in connection with transactions described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, has become and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report

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under the Exchange Act that discloses that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;
(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, that a transaction described in clause (A) or clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(d)    the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);
provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for

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fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). If any transaction in which the Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity.
“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).
The terms “given,” “mailed,” “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a Physical Note), in each case, in accordance with Section 17.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.
“Global Note” shall have the meaning specified in Section 2.06(b).
“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Initial Dividend Threshold” shall have the meaning specified in Section 14.04(d).
“Initial Purchasers” means the initial purchasers named in Schedule 1 to the Purchase Agreement.
“Instructions” shall have the meaning specified in Section 17.03.

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“Interest Payment Date” means each June 1 and December 1 of each year, beginning on December 1, 2024.
“Interest Payment Period” means the semi-annual period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the first Interest Payment Period, which shall be the period from, and including, June 10, 2024 to, but excluding, December 1, 2024.
“last date of original issuance” means (a) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the date the Company first issues such Notes and (ii) the last date any Notes are originally issued pursuant to the exercise of the Initial Purchasers’ over-allotment option to purchase additional Notes as set forth in the Purchase Agreement; and (b) with respect to any additional Notes issued pursuant to Section 2.11, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.
“Last Reported Sale Price” of the Common Stock (or any other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).
“Make-Whole Fundamental Change Conversion” shall have the meaning specified in Section 14.03(a).

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“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).
“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Maturity Conversion” shall have the meaning specified in Section 14.01(a).
“Maturity Date” means June 1, 2054.
“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Note Register” shall have the meaning specified in Section 2.06(a).
“Note Registrar” shall have the meaning specified in Section 2.06(a).
“Notice” shall have the meaning specified in Section 17.17.
“Notice of Conversion” shall have the meaning specified in Section 14.02(b).
“Notice of Provisional Redemption” shall have the meaning specified in Section 16.02(a).
“Notice of Redemption” means a Notice of Special Event Redemption or a Notice of Provisional Redemption, as applicable.
“Notice of Special Event Redemption” shall have the meaning specified in Section 16.02(a).
“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to December 1, 2053, the 60 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) with respect to any Called Notes, if the relevant Conversion Date occurs during the related Redemption Period, the 60 consecutive Trading Days beginning on, and including, the 61st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date

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occurs on or after December 1, 2053, the 60 consecutive Trading Days beginning on, and including, the 61st Scheduled Trading Day immediately preceding the Maturity Date.
“Offering Memorandum” means the preliminary offering memorandum dated June 3, 2024, as supplemented by the related pricing term sheet dated June 4, 2024, relating to the offering and sale of the Notes.
“Officer” means, with respect to the Company, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Secretary, the Treasurer, the Controller, any Executive Vice President, any Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company or the President or the Treasurer of the Company.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.
“Optional Deferral Period” shall have the meaning specified in Section 2.04(a).
“Optional Redemption” shall have the meaning specified in Section 16.01(b).
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

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(c)    Notes that have been paid pursuant to the second paragraph of Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)    Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.09; and
(e)    Notes redeemed pursuant to Article 16.
“Partial Redemption Limitation” shall have the meaning specified in Section 16.02(d).
“Paying Agent” shall have the meaning specified in Section 4.02.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Provisional Redemption” shall have the meaning specified in Section 16.01(b).
“Purchase Agreement” means that certain Purchase Agreement, dated June 4, 2024, among the Company and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers.
“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology in assigning equity credit to securities such as the Notes published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto) that then publishes a rating for the Company (together with any successor thereto, a “Rating Agency”), (i) as such methodology was in eﬀect on the date of the Final Offering Memorandum, in the case of any Rating Agency that published a rating for the Company as of the date of the Final Offering Memorandum, or (ii) as such methodology was in eﬀect on the date such Rating Agency ﬁrst published a rating for the Company, in the case of any Rating Agency that ﬁrst publishes a rating for the Company after the date of the Final Offering Memorandum (in the case of either clause (i) or (ii), the “Current Methodology”), that results in (a) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such Rating Agency would have been in eﬀect

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had the Current Methodology not been changed, clarified or amended or (b) a lower equity credit (including up to a lesser amount) being assigned by such Rating Agency to the Notes as of the date of such change, clariﬁcation or amendment than the equity credit that would have been assigned to the Notes by such Rating Agency had the Current Methodology not been changed, clarified or amended.
“Redemption Conversion” shall have the meaning specified in Section 14.01(b)(v).
“Redemption Date” shall have the meaning specified in Section 16.02(a).
“Redemption Period” means, with respect to any Optional Redemption, the period from, and including, the date on which the Company delivers a Notice of Redemption for such Optional Redemption until the close of business on the second Business Day immediately preceding the related Redemption Date (or, if the Company defaults in the payment of the Redemption Price, until the Redemption Price has been paid or duly provided for).
“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid by the Company to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).
“Reference Property” shall have the meaning specified in Section 14.07(a).
“Regular Record Date,” with respect to any Interest Payment Date, means the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(c).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
“Restricted Securities” shall have the meaning specified in Section 2.06(c).
“Restrictive Notes Legend” shall have the meaning specified in Section 2.06(c).

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“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Senior Indebtedness” means (i) the Company’s indebtedness, whether outstanding at the date of this Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by the Company (including any ﬁnancial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a ﬁnancing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by the Company; (ii) all ﬁnance lease obligations of the Company; (iii) all of the Company’s obligations issued or assumed as the deferred purchase price of property, all of the Company’s conditional sale obligations and all of the Company’s obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all of the Company’s obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the Notes.
“Settlement Amount” has the meaning specified in Section 14.02(a).
“Share Exchange Common Stock” has the meaning specified in Section 14.07(e)(i).
“Share Exchange Event” shall have the meaning specified in Section 14.07(a).
“Share Exchange Valuation Percentage” for any Share Exchange Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Share Exchange Common Stock over the relevant Share Exchange Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Share Exchange Common Stock” for such Share Exchange Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Share Exchange Valuation Period.

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“Share Exchange Valuation Period” for any Share Exchange Event, means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Share Exchange Event.
“Special Event” shall have the meaning specified in Section 16.01(a).
“Special Event Redemption” shall have the meaning specified in Section 16.01(a).
“Spin-Off” shall have the meaning specified in Section 14.04(c).
“Stock Price” shall have the meaning specified in Section 14.03(c).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Successor Company” shall have the meaning specified in Section 11.01(a).
“Tax Event” means that the Company has received a written opinion of a nationally recognized accounting firm or counsel experienced in such matters to the effect that, as a result of:
(a)     any amendment to, clariﬁcation of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
(b)    an administrative action, which means any judicial decision or any oﬃcial administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
(c)    any amendment to, clariﬁcation of, or change in the oﬃcial position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that diﬀers from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clariﬁcation or change is introduced or made known; or
(d)    a threatened challenge asserted in writing in connection with a tax audit of the Company or any of the Company’s Subsidiaries, or a publicly-known threatened

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challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clariﬁcation or change is eﬀective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of the Final Offering Memorandum, there is more than an insubstantial risk that interest payable by the Company on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for U.S. federal income tax purposes.
“Trading Day” means, except for determining amounts due upon conversion, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If, on any determination date, the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.
“transfer” shall have the meaning specified in Section 2.06(c).

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“Treasury Stock Event” means that the Company has received a written opinion from the nationally recognized accounting firm responsible for auditing the reports the Company is required to file under the Exchange Act that, as the result of an amendment or change (including any announced prospective change) to generally accepted accounting principles in the United States of America (“U.S. GAAP”) at any time following the date on which the Notes were first issued, the method for determining the number of shares of Common Stock underlying the Notes for purposes of calculating the Company’s earnings per share under U.S. GAAP would result in such number of shares of Common Stock following such amendment or change (including any announced prospective change) to U.S. GAAP being greater than such number of shares of Common Stock determined pursuant to U.S. GAAP as in effect on the date the Notes were first issued.
“Trigger Event” shall have the meaning specified in Section 14.04(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“Underlying Junior Subordinated Notes” shall have the meaning specified in Section 14.02(a).
“Underlying Junior Subordinated Notes Indenture” means an executed indenture in the form of the “Form of Underlying Junior Subordinated Notes Indenture” attached hereto as Exhibit B.
“unit of Reference Property” shall have the meaning specified in Section 14.07(a).
“Valuation Period” shall have the meaning specified in Section 14.04(c).
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such Person to the extent required to satisfy local minority interest requirements outside of the United States.
Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include

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Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
Section 2.01. Designation and Amount. The Notes shall be designated as the “5.75% Junior Subordinated Convertible Notes due 2054.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $500,000,000 (as may be increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their over-allotment option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.
Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

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Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office, or by wire transfer of immediately available funds to the U.S. Dollar account of the Holder and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s U.S. Dollar account within the United States if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the interest rate borne by the Notes,

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subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(iii)    The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.
Section 2.04. Deferral of Interest.

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(a)    So long as no Event of Default with respect to the Notes has occurred and is continuing, the Company may, at its option, defer interest payments (such deferred interest, “Deferred Interest”) on the Notes on one or more occasions, from time to time, for up to 20 consecutive semi-annual Interest Payment Periods (each such deferral period, which will commence on the Interest Payment Date on which the first such Deferred Interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the Maturity Date or end on a day other than the day immediately preceding an Interest Payment Date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes. In addition, during any Optional Deferral Period, interest on the Deferred Interest (“Compound Interest”) will accrue at the then-applicable interest rate on the Notes, compounded semi-annually, to the extent permitted by applicable law. The Interest Payment Date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.
(b)    No interest will be due or payable on the Notes during any such Optional Deferral Period (1) unless (x) the Company repurchases the Notes upon a Fundamental Change or (y) there is a Make-Whole Fundamental Change Conversion of the Notes, in each case, during such Optional Deferral Period, in which case accrued and unpaid Deferred Interest to, but excluding, the Fundamental Change Repurchase Date or to, but excluding, the Interest Payment Date immediately preceding the last date of the Make-Whole Fundamental Change Period for such Make-Whole Fundamental Change Conversion (or, in certain circumstances, to, but excluding, the Interest Payment Date immediately following the last day of such Make-Whole Fundamental Change Period), as applicable, will be due and payable on such Fundamental Change Repurchase Date or the related settlement date with respect to such Make-Whole Fundamental Change Conversion only on the Notes being repurchased or converted, or (2) unless the principal of and interest on the Notes shall have been declared due and payable as the result of an Event of Default with respect to the Notes, in which case all accrued and unpaid interest (including, for the avoidance of doubt, any accrued but unpaid Deferred Interest) on the Notes shall become due and payable. All references in the Notes and, insofar as it relates to the Notes, this Indenture, to “interest” on the Notes shall be deemed to include any such Deferred Interest and, to the extent permitted by applicable law, any Compound Interest, unless otherwise expressly stated or the context otherwise requires.
(c)    Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, the Company may elect, at its option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the Maturity Date. The Company may also elect, at its option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any Deferred Interest and any Compound Interest thereon), are paid, the Company may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, the Company may not begin a new Optional Deferral Period

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unless the Company has paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any Deferred Interest and any Compound Interest thereon) from any previous Optional Deferral Period, as calculated by the Company and provided to the Trustee no later than three Business Days prior to an Interest Payment Date.
(d)    During any Optional Deferral Period, the Company (and its Subsidiaries, as applicable) shall not do any of the following (subject to the exceptions set forth under clause (e) of this Section 2.04):
(i)    declare or pay any dividends or distributions on any of the Company’s Capital Stock;
(ii)    redeem, purchase, acquire or make a liquidation payment with respect of any of the Company’s Capital Stock;
(iii)    pay any principal, interest (to the extent such interest is deferrable) or premium on, or repay, repurchase or redeem, any of the Company’s indebtedness that ranks equally with or junior to the Notes in right of payment; or
(iv)    make any payments with respect to any guarantees by the Company of any indebtedness if such guarantees rank equally with or junior to the Notes in right of payment.
(e)    However, during an Optional Deferral Period, the Company may (i) reclassify its Capital Stock or exchange or convert one class or series of its Capital Stock for another class or series of its Capital Stock, (ii) purchase fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (iii) declare or make dividends, payments or distributions payable in shares of Capital Stock, (iv) redeem, purchase or acquire shares of Capital Stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of its Subsidiaries or in connection with a dividend reinvestment or stock purchase plan, (v) declare any dividend in connection with the implementation of a stockholder rights plan, or issue rights, stock or other property under such plan, or redeem, repurchase or otherwise acquire any such rights pursuant thereto and (vi) settle conversions of the Notes or conversions of other convertible notes that rank equally with the Notes.
(f)    The Company will give the Depositary, the Holders and the Trustee written notice of its election of, or any shortening or extension of, an Optional Deferral Period at least 15 Business Days prior to the earlier of (i) each next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to any applicable self-regulatory organization or to Holders of the next succeeding Interest Payment Date or the Regular Record Date therefor. The record date for the payment of Deferred Interest and, to the extent permitted by applicable law, any Compound Interest payable on the Interest Payment Date immediately following the last day of an Optional Deferral Period will be the Regular Record Date with

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respect to such Interest Payment Date. Upon any election to extend an Optional Deferral Period, the Company will deliver to the Trustee, accompanying the notice described in this paragraph, the Company’s calculations of all Deferred Interest and Compound Interest accrued to date during such Optional Deferral Period.
(g)    Notwithstanding anything to the contrary in this Section 2.04, the Company shall not declare, extend or shorten an Optional Deferral Period with respect to the Notes unless the Company also declares an optional deferral period for the same Interest Payment Period, or extends or shortens for the same period of time such optional deferral period, in each case, with respect to the Underlying Junior Subordinated Notes, if any.
(h)    For the avoidance of doubt, any Deferred Interest (including Compound Interest thereon) shall be calculated by the Company in form and substance reasonably acceptable to the Depositary and the Trustee may conclusively rely on such calculation to be delivered to the Trustee with each notice described in Section 2.04(f).
Section 2.05. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or electronic signature of its Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer and Treasurer or Chief Legal Officer and Corporate Secretary.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed manually, by facsimile or by electronic signature by the Company to the Trustee for authentication, together with a Company Order (such Company Order to include the terms of the Notes) for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, subject to Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually, by facsimile or electronically by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons

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as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.
(a)    The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer or otherwise required to be paid by the Holder under applicable law.

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None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for required repurchase upon a Fundamental Change (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part pursuant to a Provisional Redemption.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.06(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the applicable procedures of the Depositary therefor.
(c)    Every Note that bears or is required under this Section 2.06(c) to bear the Restrictive Notes Legend (together with any Underlying Junior Subordinated Notes delivered upon conversion of the Notes or any Common Stock issued upon conversion of the Notes that, in each case, is required to bear the legend set forth in Section 2.06(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(c) (including the Restrictive Notes Legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(c) and Section 2.06(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Underlying Junior Subordinated Notes, if any, issued upon conversion thereof and Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.06(d), if applicable) shall bear a legend in substantially the following form (the “Restrictive Notes Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold

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pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY, THE UNDERLYING JUNIOR SUBORDINATED NOTES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF PNM RESOURCES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO

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DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Notes Legend required by this Section 2.06(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Notes Legend specified in this Section 2.06(c) and shall not be assigned a restricted CUSIP number. At any time that the Company so instructs the Custodian to remove the Restrictive Notes Legend on the Notes in accordance with this Section 2.06(c) and assign an unrestricted CUSIP number to such Notes, the Company shall substantially concurrently therewith instruct the “Custodian” (as such term is defined in the Underlying Junior Subordinated Notes Indenture) of the Underlying Junior Subordinated Notes to remove the “Restrictive Notes Legend” (as such term is defined in the Underlying Junior Subordinated Notes Indenture) on all then outstanding Underlying Junior Subordinated Notes and to assign an unrestricted CUSIP number to such Underlying Junior Subordinated Notes. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes, any Underlying Junior Subordinated Notes issued upon conversion of the Notes or any Common Stock issued upon conversion of the Notes has become or been declared effective under the Securities Act.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

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The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled. In connection with any such issuance of a Physical Note, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

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None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interest in a Global Note, for any aspect of the records relating to or payments made on account of those interests by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to those interests. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(d)    Until the Resale Restriction Termination Date, any certificate or global note representing Underlying Junior Subordinated Notes issued upon conversion of a Note or any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Underlying Junior Subordinated Note or Common Stock, as the case may be, has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Underlying Junior Subordinated Note or Common Stock, as the case may be, has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and in the case of Common Stock issued upon conversion of a Note, any transfer agent for the Common Stock):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF PNM RESOURCES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION

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OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND [THE TRUSTEE][THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK] RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(d).
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to

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examine the same to determine substantial compliance as to form with the express requirements hereof.
(e)    Any Note, any Underlying Junior Subordinated Note issued upon the conversion of a Note or any Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person who was an Affiliate of the Company at any time during the three months immediately preceding, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note, Underlying Junior Subordinated Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).
Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase upon a Fundamental Change or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the

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Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.
Section 2.08. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon the written request of the Company, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
Section 2.09. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange or conversion, if surrendered to the Company or any of its agents or Subsidiaries, to be surrendered to the Trustee for cancellation and such Notes shall no longer be considered outstanding under this Indenture upon the payment at maturity, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall cancel Notes in accordance with its customary procedures

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and shall deliver evidence of such cancellation to the Company, at the Company’s written request in a Company Order.
Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and, provided, further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.11. Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders of the Notes. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation, in accordance with this Indenture, any Notes that it may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute “restricted securities” (as defined under Rule 144) upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers. Any Notes that the Company may repurchase (other than in connection with a Fundamental Change or upon redemption) shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof, as set forth in Section 8.04) unless and until such time as the Company surrenders them to the Trustee for cancellation and, upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered.

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ARTICLE 3
SATISFACTION AND DISCHARGE
Section 3.01. Satisfaction and Discharge. (a) This Indenture and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.07 and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or, solely in the case of conversion, cash, Underlying Junior Subordinated Notes and/or shares of Common Stock, as applicable, sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under this Indenture or the Notes by the Company; and (b) the Trustee upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY
Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and, subject to the Company’s right to defer the payment of interest on the Notes as provided in Section 2.04, accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
Section 4.02. Maintenance of Office or Agency. The Company will maintain in the contiguous United States an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States.

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The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process for the Company.
Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;
(ii)    that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided

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that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(d)    Subject to applicable escheatment laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.
(e)    Upon any Event of Default pursuant to Section 6.01(e) or Section 6.01 (f), the Trustee shall automatically be designated as the Paying Agent for the Notes if the Trustee is not acting in such capacity at such time.
Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall,

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at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.
(b)    The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission, and giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.
(c)    Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
(d)    If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. For purposes of this Section

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4.06(d), the phrase “restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes” shall not include, for the avoidance of doubt, the assignment of a restricted CUSIP number or the existence of the Restrictive Notes Legend on Notes in compliance with Section 2.06(c), in either case, during the six-month period described in this Section 4.06(d).
(e)    If, and for so long as, the Restrictive Notes Legend on the Notes specified in Section 2.06(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes or any additional Notes, as the case may be, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Restrictive Notes Legend on the Notes has been removed in accordance with Section 2.06(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes; provided, however, that no Additional Interest shall accrue or be owed until the fifteenth Business Day following written notification to the Company by any Holder or beneficial owner of the Notes (or by the Trustee at the direction of any Holder or beneficial owner of the Notes) requesting that the Company complies with its obligations under this Section 4.06(e) (which notice may be given at any time after the 330th day after the last date of original issuance of the Notes); it being understood and agreed that in no event shall Additional Interest accrue or be owed for any period prior to the 380th day after the last date of original issuance of the Notes.
(f)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
(g)    Subject to the immediately succeeding sentence, the Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. However, in no event shall Additional Interest payable for the Company’s failure to comply with its obligations to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as set forth in Section 4.06(d), together with any Additional Interest that may accrue at the Company’s election as a result of the Company’s failure to comply with its reporting obligations pursuant to Section 6.03, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
(h)    For the avoidance of doubt, Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e) shall be subject to deferral in the same manner as regular interest on the Notes as provided in Section 2.04. For the further avoidance of doubt, the failure to pay any Additional

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Interest pursuant to Section 4.06(d) or Section 4.06(e) on an Interest Payment Date shall not constitute a Default or an Event of Default under this Indenture or the Notes if such payment is deferred in accordance with Section 2.04. Otherwise, such failure to pay Additional Interest shall be subject to the provision set forth in Section 6.01(a).
(i)    If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver (unless such payment is deferred in accordance with Section 2.04) to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate, the Trustee may conclusively assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment. The Trustee shall have no obligation to determine whether Additional Interest pursuant to Section 4.06(d) or Section 4.06(e) is payable or if deferred Additional Interest is accruing on the Notes, and may assume without inquiry that no Additional Interest pursuant to Section 4.06(d) or Section 4.06(e) is payable or has been deferred until written notice of such Additional Interest has been provided to the Trustee by the Company.
Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2024) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default that occurred during the previous year and, if so, specifying each such Event of Default and the nature thereof.
In addition, the Company shall deliver to the Trustee, within 30 days after the Company obtains knowledge of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default has been cured.
Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

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ARTICLE 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE
Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with November 15, 2024, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01. Events of Default. An “Event of Default” occurs with respect to the Notes if:
(a)    the Company does not pay any interest on any Note when it becomes due and payable and such default continues for 30 days (regardless of whether such payment is prohibited by the subordination provisions under Article 13), except as a result of a deferral of interest payments in accordance with Section 2.04;
(b)    the Company does not pay any principal of or premium, if any, on any Note when it becomes due and payable (regardless of whether such payment is prohibited by the subordination provisions under Article 13);
(c)    the Company fails to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for three Business Days (regardless of whether any payment due upon conversion is prohibited by the subordination provisions under Article 13);
(d)    the Company remains in breach of any other covenant under this Indenture or the Notes for 60 days after there has been given to the Company a written notice of default (which notice must be sent by either the Trustee or registered Holders of at least 33% of the aggregate

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principal amount of the then outstanding Notes) specifying such default or breach and requiring remedy of the default or breach;
(e)    the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
(f)    an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.
Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(d)), then either the Trustee or the registered Holders of at least 33% of the aggregate principal amount of the then outstanding Notes may declare the principal amount of all of the Notes, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(d) occurs and is continuing, neither the Trustee nor the registered Holders of the Notes shall be entitled to declare the principal of the Notes, or accrued or unpaid interest thereon, to be due or payable immediately; provided that the Trustee and the Holders may exercise the other rights and remedies available under this Indenture and under applicable law upon the occurrence of an Event of Default specified in Section 6.01(d).
The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising

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therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.
Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such Event of Default and (y) 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such Event of Default, as long as such Event of Default is continuing. Subject to the last paragraph of this Section 6.03, Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 366th day), Holders may exercise the other rights and remedies available under this Indenture and under applicable law upon the occurrence of such Event of Default as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03, Holders may immediately exercise the other rights and remedies available under this Indenture and under applicable law upon the occurrence of such Event of Default as provided in Section 6.02.
In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) in accordance with the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 365-day period. Upon the failure to timely give such notice, Holders may immediately exercise the other rights and remedies available under this Indenture and under applicable law upon the occurrence of such Event of Default as provided in Section 6.02. For the avoidance of doubt, Additional Interest payable pursuant to this Section 6.03 shall be subject to deferral in the same manner as regular interest on the Notes as provided in Section 2.04.

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In no event shall Additional Interest payable at the Company’s election for failure to comply with its obligations as set forth in Section 4.06(b) as set forth in this Section 6.03, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), pursuant to Section 4.06(d), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by

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each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees and expenses, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.05. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and, with respect to any Physical Notes, stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

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First, to the payment of all amounts due the Trustee in all of its capacities under this Indenture;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate of interest borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate of interest borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company.
Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)    such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)    Holders of at least 33% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

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(c)    such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, claim, liability or expense (including reasonable attorney’s fees and expenses) to be incurred therein or thereby;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances affect, disturb or prejudice the rights of any other Holder or obtain or seek to obtain priority over or preference to any other Holder), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, and subject to the Company’s right to defer the payment of interest on the Notes as provided in Section 2.04, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.
Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to

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the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee and that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to the rights of another Holder) or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.10. Notice of Defaults. If a Default occurs and is continuing and a Responsible Officer of the Trustee either (i) receives written notice of such Default or (ii) solely with respect to an Event of Default under Section 6.01(a) or Section 6.01(b), has actual knowledge of such Default, the Trustee shall deliver to each Holder notice of the Default within 90 days after a Responsible Officer of the Trustee receives such notice or obtains actual knowledge thereof, unless such Defaults shall have been cured or waived before the giving of such notice; provided

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that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it determines that the withholding of such notice is in the interests of the Holders.
Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.
ARTICLE 7
CONCERNING THE TRUSTEE
Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has written notice (as provided in Section 6.10), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered and provided to the Trustee indemnity and/or security satisfactory to it against any loss, claim, liability or expense (including reasonable attorney’s fees and expenses) that might be incurred by it in compliance with such request or direction.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

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(a)    prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has received written notice or has actual knowledge (as provided in Section 6.10) and after the curing or waiving of all Events of Default that may have occurred:
(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may, as to the truth of the statements and the correctness of the opinions expressed therein, conclusively rely upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;
(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

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(g)    in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses, fees, taxes or other charges incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
(h)    in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
(a)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed);
(c)    whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate;
(d)    the Trustee may consult with counsel of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its

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discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
(g)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;
(h)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
(i)    the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such times to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;
(j)    neither the Trustee nor any of its directors, officers, employees, agents, or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates, or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties or set forth herein as a result of any inaccuracy or incompleteness; and
(k)    the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
Under no circumstances shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action or in its individual capacity for the obligations evidenced by the Notes. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder as provided in Section 6.10.

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Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.
Section 7.05. Monies and Shares of Common Stock to Be Held in Trust. All monies, shares of Common Stock and Underlying Junior Subordinated Notes received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money, shares of Common Stock and Underlying Junior Subordinated Notes held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money, shares of Common Stock or Underlying Junior Subordinated Notes received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company also covenants to indemnify, defend and protect the Trustee (in its individual capacity under this Indenture and in any capacity under this Indenture) or any predecessor Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any and all fees, loss, claim, charge, damage, liability or expense (including taxes (other than taxes based upon, or measured or determined by the income of the Trustee), attorneys’ fees and expenses and court costs) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the

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acceptance or administration of this Indenture or in any other capacity hereunder and the enforcement of this Indenture (including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, Company or any Person) or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents, attorneys and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(e) or Section 6.01(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a final, non-appealable decision of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a final, non-appealable decision of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section

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7.08, it shall resign promptly in the manner and with the effect hereinafter specified in this Article.
Section 7.09. Resignation or Removal of Trustee.
(a)    The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b)    In case at any time any of the following shall occur:
(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may remove the Trustee and appoint a successor trustee by providing an Officer’s Certificate, setting forth the date of removal of the Trustee and identifying the successor trustee, in duplicate, one copy of such Officer’s Certificate shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide Holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in

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which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.
Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

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In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after notice to the Company has been deemed to have been given pursuant to Section 17.03, unless any such Officer shall have consented in writing to any earlier date), unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 8
CONCERNING THE HOLDERS
Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.

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The record date, if one is selected, shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument or writing by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected nor incur any liability by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums, shares of Common Stock or Underlying Junior Subordinated Notes so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares of Common Stock or Underlying Junior Subordinated Notes deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes of which a Responsible Officer has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the

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Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
Section 8.06. Agreement to Certain Tax Treatment. The Company and each Holder and each beneficial owner of the Notes and each holder and each beneficial owner of any Underlying Junior Subordinated Notes issued upon conversion of the Notes will, by accepting the Notes and any Underlying Junior Subordinated Notes or a beneficial interest therein, be deemed to have agreed that such Holder or beneficial owner of the Notes and such holder or beneficial owner of the Underlying Junior Subordinated Notes intend that the Notes and any Underlying Junior Subordinated Notes constitute debt and will treat the Notes and any Underlying Junior Subordinated Notes as debt for United States federal, state and local tax purposes.
ARTICLE 9
HOLDERS' MEETINGS
Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

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(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.
Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

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The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

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ARTICLE 10
SUPPLEMENTAL INDENTURES
Section 10.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
(a)    to cure any ambiguity, omission, defect or inconsistency;
(b)    to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;
(c)    to add guarantees with respect to the Notes;
(d)    to secure the Notes;
(e)    to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;
(f)    to make any change that does not adversely affect the rights of any Holder as determined by the Company in good faith;
(g)    in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;
(h)    to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum as evidenced in an Officer’s Certificate;
(i)    to comply with the rules of any applicable Depositary, including The Depository Trust Company, so long as such amendment does not adversely affect the rights of any Holder in any material respect;
(j)    to appoint a successor trustee with respect to the Notes;
(k)    to increase the Conversion Rate as provided in this Indenture; or
(l)    to provide for the acceptance of appointment by a successor Trustee, security registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent to facilitate the administration of the trusts under this Indenture by more than one trustee.
Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not

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be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:
(a)    reduce the principal amount of Notes whose Holders must consent to an amendment;
(b)    reduce the rate of or extend the stated time for payment of interest on any Note beyond the maximum time period of any permitted deferral of interest pursuant to Section 2.04 or to increase the maximum time period for any such interest deferral or to increase the maximum number of times the Company may defer such interest payment;
(c)    reduce the principal of or extend the Maturity Date of any Note;
(d)    except as required by this Indenture, make any change that adversely affects the conversion rights of any Notes;
(e)    reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(f)    make any Note payable in a currency, or at a place of payment, other than that stated in the Note;
(g)    change the subordination provisions of the Notes set forth in Article 13 in a manner adverse to Holders; or
(h)    make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

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Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice (with a copy to the Trustee) briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders (with a copy to the Trustee), or any defect in the notice, will not impair or affect the validity of the supplemental indenture.
Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties, indemnities, privileges and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture; provided that such Opinion of Counsel shall include a customary legal opinion stating that such supplemental indenture is the valid and binding obligation of the Company, subject to customary exceptions and qualifications. The Trustee shall have no responsibility for determining whether any amendment or supplemental indenture will or may have an adverse effect on any Holder.

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ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
Section 11.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect Wholly Owned Subsidiaries) unless:
(a)    the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and
(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person.
Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under this Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the

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Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
Section 11.03. Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel each stating and as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.
ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
SUBORDINATION
Section 13.01. Subordination.

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(a)    The Notes will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. Accordingly, upon:
(i)    any payment by, or distribution of the assets of, the Company upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;
(ii)    a failure to pay any interest, principal or other monetary amounts due on any Senior Indebtedness when due and continuance of that default beyond any applicable grace periods; or
(iii)    acceleration of the maturity of any Senior Indebtedness as a result of a default;
holders of all Senior Indebtedness will be entitled to receive: (A) in the case of clause (i) above, payment of all amounts due or to become due on all Senior Indebtedness; or (B) in the case of clauses (ii) and clause (iii) above, payment of all amounts due on all Senior Indebtedness, before Holders of the Notes are entitled to receive any payment. So long as any events in clauses (i), (ii) or (iii) above has occurred and is continuing, any amounts payable or assets distributable on the Notes will instead be paid or distributed, as the case may be, directly to holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (i) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (ii) and (iii) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the Trustee or Holders of any of the Notes before all Senior Indebtedness due and to become due or due, as applicable, is paid, such payment or distribution must be paid over to holders of the unpaid Senior Indebtedness.
Section 13.02. Notice to Trustee of Facts Prohibiting Payments. Notwithstanding any of the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment of funds to or by the Trustee unless and until a Responsible Officer of the Trustee assigned to its corporate trust division shall have received at the Corporate Trust Office written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such a holder or trustee; and, prior to the receipt of such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if prior to the fifth Business Day preceding the date upon which by the terms hereof any such funds may become payable, or if prior to the third Business Day preceding the date of the execution of instruments pursuant to Article 3 acknowledging satisfaction and discharge of this Indenture, the Trustee shall not have received with respect to such funds the notice provided for in this Section 13.02, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and/or apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it

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on or after such date; provided that no such application shall affect the obligations under this Article 13 of the Persons receiving such moneys from the Trustee.
Section 13.03. Application by Trustee of Moneys Deposited With It. Anything in this Indenture to the contrary notwithstanding, any deposit of a sum by the Company with the Trustee or any agent (whether or not in trust) for any payment of the principal of (and premium, if any) or interest on any Notes shall, except as provided in Section 13.02, be subject to the provisions of Section 13.01.
Section 13.04. Subrogation. Subject to paying the Senior Indebtedness due and to become due in the case of clause (i) of Section 13.01(a) or Senior Indebtedness due in the case of clauses (ii) and (iii) of Section 13.01(a), the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness until the Notes shall be paid in full, and none of the payments or distributions to the holders of such Senior Indebtedness to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 13 or of payments over, pursuant to the provisions of this Article 13, to the holders of such Senior Indebtedness by the Holders of such Notes or the Trustee shall, as among the Company, its creditors other than the holders of such Senior Indebtedness, and the Holders of such Notes, be deemed to be a payment by the Company to or on account of such Senior Indebtedness; it being understood that the provisions of this Article 13 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on one hand, and the holders of such Senior Indebtedness, on the other hand.
Section 13.05. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee and without affecting the obligations of the Company, the Trustee or the Holders under this Article 13.
Section 13.06. Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article 13 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

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Section 13.07. Not to Prevent Defaults (Including Events of Default). The failure to make any payment pursuant to the terms of the Notes by reason of any provision in this Article 13 shall not be construed as preventing the occurrence of a Default (including an Event of Default, if any).
Section 13.08. Trustee’s Rights to Compensation, Reimbursement of Expenses and Indemnification. The Trustee’s rights to compensation, reimbursement of expenses and indemnification under Section 7.06 are not subordinated to the payment of Senior Indebtedness.
Section 13.09. Article Applicable to Paying Agents. The term “Trustee” as used in this Article 13 shall (unless the context shall otherwise require) be construed as extending to and including each Paying Agent, authenticating agent and Note Registrar appointed by the Company or the Trustee, as the case may be, and acting hereunder within its meaning as fully for all intents and purposes as if such Paying Agent or Note Registrar were named in this Article 13 in addition to the Trustee; provided that Section 13.02 and Section 13.06 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent or Note Registrar.
Section 13.10. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.
ARTICLE 14
CONVERSION OF NOTES
Section 14.01. Conversion Privilege.
(a)    Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding December 1, 2053 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after December 1, 2053 and prior to the close of business on the second Business Day immediately preceding the Maturity Date (any such conversion described in clause (ii), a “Maturity Conversion”), in each case, at an initial conversion rate of 22.4911 shares of Common Stock (subject to adjustment as provided in this

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Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).
(b)
(i)    Prior to the close of business on the Business Day immediately preceding December 1, 2053, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder or Holders of at least $2,000,000 principal amount of Notes in the aggregate provide(s) the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) in writing to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes on any date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. Any such determination shall be conclusive absent manifest error. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the

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Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids (or determine the Trading Price of the Notes as set forth in this Indenture) again unless a new Holder request is made as provided in this subsection (b)(i). Neither the Trustee nor the Solicitation Agent (if other than the Company) shall have any liability or responsibility for any Trading Price or related information or the accuracy thereof.
(ii)    If, prior to the close of business on the Business Day immediately preceding December 1, 2053, the Company elects to:
(A)    distribute to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to the separation of such rights from the Common Stock) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; or
(B)    distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company (other than in connection with a stockholder rights plan prior to separation of such rights from the Common Stock), which distribution has a per share value, as reasonably determined by the Company in good faith, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 66 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution and (2) the Company’s announcement that such distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time; provided that Holders may not convert their Notes pursuant to this subsection (b)(ii) if they participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in clause (A) or (B) of this subsection (b)(ii) without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

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(iii)    If (A) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding December 1, 2053, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or (B) if the Company is a party to a Share Exchange Event (other than a Share Exchange Event that is solely for the purpose of changing the Company’s jurisdiction of organization that (x) does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (y) results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity and such common stock becomes Reference Property for the Notes) that occurs prior to the close of business on the Business Day immediately preceding December 1, 2053, (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of such Corporate Event until the earlier of (x) 35 Trading Days after the effective date of the Corporate Event (or, if the Company gives notice after the effective date of such Corporate Event, until 35 Trading Days after the date the Company gives notice of such Corporate Event) or, if such Corporate Event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), until the close of business on the second Business Day immediately preceding the related Fundamental Change Repurchase Date and (y) the close of business on the second Business Day immediately preceding the Maturity Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as promptly as practicable following the effective date of such Corporate Event, but in no event later than one Business Day after the effective date of such Corporate Event.
(iv)    Prior to the close of business on the Business Day immediately preceding December 1, 2053, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2024 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after September 30, 2024 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) if the Notes become convertible in accordance with this clause (iv). Neither the Trustee nor Conversion Agent (if other than the Trustee) shall have any duty to determine or verify such determination by the Company pursuant to this clause (iv) or any similar determination by the Company that the Notes have become convertible in accordance with any condition set forth in this Section 14.01(b).
(v)    If the Company calls any Notes for redemption pursuant to Article 16, then a Holder may surrender all or any portion of its Called Notes for conversion at any

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time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if the Called Notes are not otherwise convertible at such time (any such conversion, a “Redemption Conversion”). After that time, the right to convert such Called Notes on account of the Company’s delivery of a Notice of Redemption shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Called Notes may convert all or a portion of its Called Notes until the Redemption Price has been paid or duly provided for. If the Company elects to redeem fewer than all of the outstanding Notes pursuant to a Provisional Redemption in accordance with Article 16, and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, prior to the close of business on the 64th Scheduled Trading Day immediately preceding the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Provisional Redemption, then such Holder or owner, as applicable, shall be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Business Day immediately preceding such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, shall be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and each such conversion will be deemed to be of a Note called for redemption, and such Note or beneficial interest shall be deemed called for redemption solely for the purposes of such conversion (“Deemed Redemption”). If the Company delivers a Notice of Special Event Redemption as provided under Section 16.02 and a Holder elects to convert its Called Notes in connection with such Notice of Special Event Redemption, the Company shall, under certain circumstances, increase the Conversion Rate for such Called Notes pursuant to Section 14.03. For the avoidance of doubt, with respect to any Called Notes to be redeemed pursuant to a Provisional Redemption in accordance with Section 16.01(b) and converted by a Holder during the related Redemption Period, the Company shall not under any circumstances increase the Conversion Rate pursuant to Section 14.03 for such Called Notes so surrendered for conversion.
Section 14.02. Conversion Procedure; Settlement Upon Conversion.
(a)    Except as provided in Section 14.03(b) and Section 14.07(a), (i) upon a Make-Whole Fundamental Change Conversion, a Redemption Conversion or a Maturity Conversion, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 60 Trading Days during the relevant Observation Period for such Note or (ii) upon any conversion other than a Make-Whole Fundamental Change Conversion, a Redemption Conversion or a Maturity Conversion, in respect of each $1,000 principal amount of Notes being converted, the Company shall satisfy its Conversion Obligation by delivering to the converting Holder $1,000 principal amount of a newly issued series of the Company’s non-convertible junior subordinated notes (the “Underlying Junior Subordinated Notes”) issued pursuant to the Underlying Junior Subordinated Notes Indenture and a “Settlement Amount” equal to the sum of Daily Settlement

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Amounts for each of the 60 Trading Days during the relevant Observation Period for such Note, in each case, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02, on the second Business Day immediately following the last Trading Day of the relevant Observation Period; provided, however, that the Company shall deliver any Underlying Junior Subordinated Notes due upon conversion to converting Holders on the second Business Day immediately following the relevant Conversion Date. Any Underlying Junior Subordinated Notes delivered upon conversion of the Notes shall be represented by Underlying Junior Subordinated Notes in global form registered in the name of the Depositary or a nominee of the Depositary.
The Daily Settlement Amounts, the Daily Net Settlement Amounts and the Daily Conversion Values shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts and the Daily Conversion Values and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts, the Daily Net Settlement Amounts and the Daily Conversion Values and the amount of cash payable in lieu of delivering any fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)    Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the applicable procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the applicable procedure of the Depositary or a notice as set forth in the Form of Notice of Conversion, a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered and include wiring instructions for any cash payments owed to such Holder, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on or as promptly as reasonably practicable following the Conversion Date for such conversion. No Notes may be surrendered for conversion by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

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If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(c)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If any shares of Common Stock or Underlying Junior Subordinated Notes are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock and/or aggregate principal amount of Underlying Junior Subordinated Notes to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.
(d)    In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(e)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax or other similar governmental charge due on the issue of any shares of Common Stock and/or Underlying Junior Subordinated Notes upon conversion, unless the tax is due because the Holder requests such shares and/or Underlying Junior Subordinated Notes to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock and/or Underlying Junior Subordinated Notes being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(f)    Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.
(g)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

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(h)    Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any overdue interest or Deferred Interest (other than Deferred Interest that will be paid on such Interest Payment Date), if such overdue interest or Deferred Interest exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date in cash regardless of whether their Notes have been converted following such Regular Record Date.
Notwithstanding anything to the contrary, if the last day of the Make-Whole Fundamental Change Period for any Make-Whole Fundamental Change Conversion falls on any day during an Optional Deferral Period, accrued and unpaid Deferred Interest (including, to the extent permitted by applicable law, any Compound Interest) on such Notes through, but excluding, the immediately preceding Interest Payment Date (or, if such last day occurs after the close of business on a Regular Record Date but prior to the related Interest Payment Date, to, but excluding, such Interest Payment Date) shall be paid on such Conversion Date to the Person(s) entitled to receive the consideration due upon conversion of such Notes. For the avoidance of doubt, any Deferred Interest due to a converting Holder upon the conversion of such Notes shall be calculated by the Company, and the Trustee and the Conversion Agent (if other than the Trustee) may conclusively rely on such calculation.
(i)    The Person in whose name any shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the last Trading Day of the relevant Observation Period. The Person in whose name any Underlying Junior Subordinated Notes shall be issuable upon conversion shall be treated as a holder of record of such Underlying Junior Subordinated Notes as of the close of business on the relevant Conversion Date. In addition, if, in respect of any conversion other than a Make-Whole

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Fundamental Change Conversion, a Redemption Conversion or a Maturity Conversion, the Conversion Date occurs after a Regular Record Date for the Notes but prior to the corresponding Interest Payment Date, the relevant converting Holder shall be treated as the record holder of such Underlying Junior Subordinated Notes on the corresponding regular record date for the Underlying Junior Subordinated Notes. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
(j)    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay or cause to be paid cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the last Trading Day of the relevant Observation Period. For each Note surrendered for conversion, the full number of shares, if any, that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.
(k)    The Underlying Junior Subordinated Notes, if any, issuable upon conversion of the Notes shall be issued pursuant to the Underlying Junior Subordinated Notes Indenture, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any Underlying Junior Subordinated Notes issued upon conversion of the Notes shall have, at issuance, an amount of accrued but unpaid interest (including Deferred Interest, if any) equal to the amount of accrued but unpaid interest (including Deferred Interest, if any) on such converted Notes, as calculated by the Company and provided in writing to the Trustee and Conversion Agent (if different from the Trustee) and provided to any Holder of Notes upon the request of that Holder.
Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Notice of Special Event Redemption.
(a)    If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or (ii) the Company delivers a Notice of Special Event Redemption as provided under Section 16.02 and a Holder elects to convert its Called Notes in connection with such Notice of Special Event Redemption, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an Exempted Fundamental Change or a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental

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Change Period” and any such conversion in connection with a Make-Whole Fundamental Change, a “Make-Whole Fundamental Change Conversion”). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Notice of Special Event Redemption if the relevant Conversion Date occurs during the related Redemption Period.
(b)    Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or a Notice of Special Event Redemption, the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of such Notes in accordance with Section 14.02 based on the Conversion Rate as increased to reflect the Additional Shares in accordance with this Section 14.03; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Settlement Amount shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Settlement Amount shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.
(c)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change or a Notice of Special Event Redemption shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date on which the Company delivers the Notice of Special Event Redemption, as the case may be (in each case, the “Effective Date”), and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or determined with respect to the Notice of Special Event Redemption, as the case may be. With respect to a Cash Out Merger, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date. If a conversion in connection with a Notice of Special Event Redemption would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the Effective Date of the Notice of Special Event Redemption or the Make-Whole Fundamental Change, as applicable, and the later event shall be deemed not to have occurred for purposes of such conversion for purposes of this Section 14.03. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such five consecutive Trading Day period.

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(d)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.
(e)    The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$37.84	$40.00	$42.00	$44.46	$50.00	$55.00	$57.80	$70.00	$80.00	$120.00	$200.00
June 10, 2024	3.9359	3.1805	2.5893	1.9861	1.0288	0.5193	0.3446	0.1679	0.1475	0.1172	0.0000
June 1, 2025	3.9359	3.1805	2.5893	1.9861	1.0288	0.5193	0.3201	0.0000	0.0000	0.0000	0.0000
June 1, 2026	3.9359	3.1805	2.5893	1.9861	1.0288	0.5193	0.3201	0.0000	0.0000	0.0000	0.0000
June 1, 2027	3.9359	3.1805	2.5893	1.9861	1.0288	0.4755	0.2964	0.0000	0.0000	0.0000	0.0000
June 1, 2028	3.9359	3.1805	2.5893	1.9861	1.0008	0.3693	0.1914	0.0000	0.0000	0.0000	0.0000
June 1, 2029	3.9359	3.1805	2.5893	1.9861	0.9606	0.2320	0.0000	0.0000	0.0000	0.0000	0.0000
June 1, 2034	3.9359	3.1805	2.5893	1.9861	0.8836	0.0464	0.0000	0.0000	0.0000	0.0000	0.0000
June 1, 2039	3.9359	3.1805	2.5893	1.9861	0.8044	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 1, 2044	3.9359	3.1805	2.5893	1.9861	0.6636	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 1, 2049	3.9359	3.1805	2.4933	1.7301	0.4090	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 1, 2054	3.9359	2.5089	1.3184	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:
(i)    if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table above, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day or 366-day year, as the case may be;
(ii)    if the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and
(iii)    if the Stock Price is less than $37.84 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

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Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 26.4270 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.
(f)    Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.
Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)    If the Company exclusively issues to all or substantially all holders of the Common Stock shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
CR'    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and
OS'    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after

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the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR'    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X    =    the total number of shares of Common Stock distributable pursuant to such rights, options or warrants; and
Y    =    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.
Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the

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basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.
For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.
(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected (or would have been effected but for the 1% Exception) pursuant to Section 14.04(a) or Section 14.04(b), (ii) except as otherwise provided in Section 14.11, rights issued pursuant to any stockholder rights plan of the Company then in effect, (iii) distributions of Reference Property in exchange for, or upon conversion of, Common Stock in a Share Exchange Event, (iv) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR'    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0    =    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

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FMV    =    the fair market value (as determined by the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property and without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR'    =    the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0    =    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0    =    the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that for any Trading

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Day that falls within the relevant Observation Period for the relevant conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.
For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

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For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).
(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, other than a regular, quarterly cash dividend that does not exceed $0.3875 (the “Initial Dividend Threshold”) the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 ×	SP0 – T
SP0 – C
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR'    =    the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0    =    the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;
T    =    the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular, quarterly cash dividend, the Initial Dividend Threshold shall be deemed zero; and

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C    =    the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.
The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate pursuant to this Section 14.04(d).
Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR'    =    the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC    =    the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

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OS0    =    the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS'    =    the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP'    =    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that for any Trading Day that falls within the relevant Observation Period for the relevant conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period.
If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in this Section 14.04(e) but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.
(f)    [Reserved.]
(g)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and subject to applicable exchange listing rules, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest. In addition, subject to applicable exchange listing rules, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights

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to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.
(i)    Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:
(i)    upon the issuance of any shares of Common Stock at a price below the Conversion Price or otherwise, other than any such issuance described in clause (a), (b) or (c) of this Section 14.04;
(ii)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(iii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of or assumed by the Company or any of the Company’s Subsidiaries;
(iv)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;
(v)    for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in clause (e) of this Section 14.04;
(vi)    upon the repurchase of any shares of Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (e) of this Section 14.04;
(vii)    solely for a change in the par value (or lack of par value) of the Common Stock; or
(viii)    for accrued and unpaid interest, if any.
(j)    All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.
(k)    If an adjustment to the Conversion Rate otherwise required by this Section 14.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at

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least 1% to the Conversion Rate, (ii) on each Trading Day of any Observation Period related to any conversion of Notes, (iii) December 1, 2053, (iv) on any date on which the Company delivers a Notice of Redemption and (v) on the effective date of any Fundamental Change and/or Make-Whole Fundamental Change, in each case, unless the adjustment has already been made. The provisions described in the preceding sentence are referred to as the “1% Exception.”
(l)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(m)    For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Net Settlement Amounts or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Notice of Special Event Redemption), the Company shall, in good faith, make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Net Settlement Amounts or the Daily Settlement Amounts are to be calculated.
Section 14.06. Shares to Be Fully Paid. The Company shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, a number of shares of Common Stock equal to the product of (a) the number of outstanding Notes and (b) the Conversion Rate (assuming the Conversion Rate has been increased by the maximum number of Additional Shares pursuant to Section 14.03), to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

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Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
(a)    In the case of:
(i)    any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),
(ii)    any consolidation, merger, combination or similar transaction involving the Company,
(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or
(iv)    any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the amount otherwise payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (B) subject to clause (C) below, if, prior to such Share Exchange Event, Underlying Junior Subordinated Notes would have been deliverable by the Company upon conversion of the Notes in accordance with Section 14.02, following such Share Exchange Event, Underlying Junior Subordinated Notes shall continue be deliverable by the Company upon any such conversion (unless the Company is not the continuing or surviving corporation following such Share Exchange Event, in which case junior subordinated notes of the continuing or surviving corporation with the same terms as the Underlying Junior Subordinated Notes shall be deliverable upon such conversion), (C) in the case of a Share Exchange Event that also constitutes a Cash Out Merger, any obligation to deliver Underlying Junior Subordinated Notes in respect of the principal portion of the converted Notes in connection with a conversion other than a Make-Whole Fundamental Change Conversion, a Redemption Conversion or a Maturity Conversion shall instead be deemed to be an obligation to pay cash in respect of such principal

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portion of converted Notes in an amount that would be payable if the relevant conversion were a Make-Whole Fundamental Change Conversion, a Redemption Conversion or a Maturity Conversion, (D) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event and (E) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Share Exchange Event.
    If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in any such Share Exchange Event (a “Cash Out Merger”), then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.
    If the Reference Property in respect of any such Share Exchange Event includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such Common Equity or American depositary receipts (or other interests) in respect thereof. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or acquiring Person, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such Person is an Affiliate of the Company or the successor or acquiring Person, and shall contain such additional provisions to protect the interests of the Holders as the Company shall in good faith reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.
(b)    When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate

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briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)    The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into (i) cash up to the aggregate principal amount of such Notes or an equal aggregate principal amount of Underlying Junior Subordinated Notes, as applicable, and (ii) shares of Common Stock in respect of the remainder, if any, of the Conversion Obligation in excess of the aggregate principal amount of such Notes as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.
(d)    The above provisions of this Section 14.07 shall similarly apply to successive Share Exchange Events.
(e)    In connection with any Share Exchange Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.
(i)    In the case of a Share Exchange Event in which the Reference Property (determined, as appropriate, pursuant to Section 14.07(a) and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock or American depositary receipts (or other interests) in respect thereof (the “Share Exchange Common Stock”), the Initial Dividend Threshold at and after the effective time of such Share Exchange Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Share Exchange Event, divided by (y) the number of shares of Share Exchange Common Stock that a holder of one share of Common Stock would receive in such Share Exchange Event (such quotient rounded down to the nearest cent).
(ii)    In the case of a Share Exchange Event in which the Reference Property (determined, as appropriate, pursuant to Section 14.07(a) and excluding any dissenters’ appraisal rights) is composed in part of shares of Share Exchange Common Stock, the Initial Dividend Threshold at and after the effective time of such Share Exchange Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Share Exchange Event, multiplied by (y) the Share Exchange Valuation Percentage for such Share Exchange Event (such product rounded down to the nearest cent).
(iii)    For the avoidance of doubt, in the case of a Share Exchange Event in which the Reference Property (determined, as appropriate, pursuant to Section 14.07(a) and excluding any dissenters’ appraisal rights) is composed entirely of consideration

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other than Share Exchange Common Stock, the Initial Dividend Threshold at and after the effective time of such Share Exchange Event shall be equal to zero.
Section 14.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(b)    The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
(c)    The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
Section 14.09. Responsibility of Trustee and any other Conversion Agent. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Underlying Junior Subordinated Notes, any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Underlying Junior Subordinated Notes (or to accurately calculate any Deferred Interest or Compound Interest on such Underlying Junior Subordinated Note or ensure such Deferred Interest or Compound Interest carries over to such Underlying Junior Subordinated Note), any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with

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respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).
Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:
(a)    action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;
(b)    Share Exchange Event; or
(c)    voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding up.
Section 14.11. Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

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ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS
Section 15.01. [Intentionally Omitted].
Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change.
(a)    Subject to Section 15.02(f), if a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 15.03 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including, for the avoidance of doubt, any accrued but unpaid Deferred Interest) to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (including, for the avoidance of doubt, any accrued but unpaid Deferred Interest) to Holders of record as of the close of business on such Regular Record Date on, or at the Company’s election, before such Interest Payment Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.
(b)    Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)    delivery to the Paying Agent by a Holder of a duly completed written notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s applicable procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the applicable procedures of the Depositary, in each case, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

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The Fundamental Change Repurchase Notice in respect of any Physical Notes to be repurchased shall state:
(i)    the certificate numbers of the Notes to be delivered for repurchase;
(ii)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(iii)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.
If the Notes are Global Notes, to exercise the Fundamental Change repurchase right, Holders must surrender their Notes in accordance with applicable Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(c)    On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish such information on the Company’s website, through a press release or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;
(ii)    the effective date of the Fundamental Change;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
(iv)    the Fundamental Change Repurchase Price;
(v)    the Fundamental Change Repurchase Date;

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(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii)    if applicable, the Conversion Rate and any adjustments to the Conversion Rate;
(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.
At the Company’s written request, which shall be provided at least three Business Days before such notice is to be sent (or such shorter time period as shall be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
(d)    Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above.
(e)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

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(f)    Notwithstanding anything to the contrary in this Section 15.02, the Company shall not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes, as set forth in this Article 15, in connection with a Fundamental Change occurring pursuant to clause (b)(A) or (B) of the definition thereof, if: (i) such Fundamental Change constitutes a Share Exchange Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible (pursuant to Section 14.07 and, if applicable, Section 14.03) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 14.01(b)(iii). Any Fundamental Change with respect to which, in accordance with the provisions described in this Section 15.02(f), the Company does not offer to repurchase any Notes is referred to as herein as an “Exempted Fundamental Change.”
Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) in respect of Physical Notes by means of a written notice of withdrawal delivered to the office of the applicable Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,
(ii)    the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(iii)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
If the Notes are Global Notes, Holders must withdraw their Notes subject to repurchase at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with applicable procedures of the Depositary.
Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes

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surrendered for repurchase (and not validly withdrawn prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(b)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price (and, to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable) of the Notes to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable).
(c)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change pursuant to this Article 15, the Company will, if required:
(a)    comply with the tender offer rules under the Exchange Act that may then be applicable;
(b)    file a Schedule TO or any other required schedule under the Exchange Act; and
(c)    otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

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To the extent that the provisions of any securities laws or regulations enacted or adopted after the date of this Indenture conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.
ARTICLE 16
OPTIONAL REDEMPTION
Section 16.01. Optional Redemption.
(a)    The Notes shall be redeemable by the Company, in whole but not in part, for cash, at the Redemption Price, upon the occurrence of a Tax Event, a Rating Agency Event or a Treasury Stock Event (collectively, a “Special Event” and any redemption of the Notes upon the occurrence of a Special Event, a “Special Event Redemption”) in accordance with, and subject to the limitations set forth in, clauses (i), (ii) and (iii) below.
(i)    The Company may, at its option, redeem the Notes, in whole but not in part, at any time during the continuance of a Tax Event; provided that (x) the Company shall be required to deliver the relevant Notice of Special Event Redemption in respect of any Tax Event not later than 220 days following the occurrence of such Tax Event and (y) the Company shall not, and the Company shall not be permitted to, issue a Notice of Special Event Redemption in respect of a Tax Event, or specify a Redemption Date in respect of a Tax Event, during an Optional Deferral Period.
(ii)    The Company may, at its option, redeem the Notes, in whole but not in part, at any time during the continuance of a Rating Agency Event; provided that (x) the Company shall be required to deliver the relevant Notice of Special Event Redemption in respect of any Rating Agency Event not later than 220 days following the occurrence of such Rating Agency Event and (y) the Company shall not, and the Company shall not be permitted to, issue a Notice of Special Event Redemption in respect of a Rating Agency Event, or specify a Redemption Date in respect of a Rating Agency Event, during an Optional Deferral Period.
(iii)    The Company may, at its option, redeem the Notes, in whole but not in part, at any time during the continuance of a Treasury Stock Event; provided that (x) the Company shall be required to deliver the relevant Notice of Special Event Redemption in respect of any Treasury Stock Event not later than 220 days following the occurrence of such Treasury Stock Event and (y) the Company shall not, and the Company shall not be permitted to, issue a Notice of Special Event Redemption in respect of a Treasury Stock Event, or specify a Redemption Date in respect of a Treasury Stock Event, during an Optional Deferral Period.

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(b)    On or after June 6, 2029, the Company may, at its option, redeem (a “Provisional Redemption” and, together with any Special Event Redemption, an “Optional Redemption”) for cash all or any portion of the Notes (subject to the Partial Redemption Limitation), at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Provisional Redemption in accordance with Section 16.02; provided that the Company shall not, and the Company shall not be permitted to, issue a Notice of Provisional Redemption, or specify a Redemption Date in respect of a Provisional Redemption, during an Optional Deferral Period.
Section 16.02. Notice of Redemption; Selection of Notes.
(a)    In case the Company exercises its Optional Redemption right to redeem all or, in the case of a Provisional Redemption, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date such Notice of Redemption is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (in the case of a Special Event Redemption, such notice, a “Notice of Special Event Redemption” and in the case of a Provisional Redemption, such notice, a “Notice of Provisional Redemption”) not less than 65 nor more than 90 Scheduled Trading Days prior to the Redemption Date to each Holder of the Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee). The Redemption Date must be a Business Day, and the Company shall not specify a Redemption Date that falls on or after the 61st Scheduled Trading Day immediately preceding the Maturity Date.
(b)    The Notice of Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
(c)    Each Notice of Redemption shall specify:
(i)    whether the relevant Optional Redemption is a Special Event Redemption, in which case such notice shall specify the nature and type of the Special Event that has occurred, or a Provisional Redemption;
(ii)    the Redemption Date;
(iii)    the Redemption Price;

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(iv)    that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;
(v)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(vi)    that Holders of Called Notes may surrender their Notes for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date;
(vii)    the procedures a converting Holder must follow to convert its Called Notes;
(viii)    the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;
(ix)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and
(x)    in case any Note is to be redeemed pursuant to a Provisional Redemption in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.
A Notice of Redemption shall be irrevocable.
(d)    If the Company elects to redeem fewer than all of the outstanding Notes pursuant to a Provisional Redemption, at least $100,000,000 aggregate principal amount of Notes must be outstanding and not subject to such Provisional Redemption as of the date of the relevant Notice of Provisional Redemption (such requirement, the “Partial Redemption Limitation”). If fewer than all of the outstanding Notes are to be redeemed pursuant to a Provisional Redemption and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If fewer than all of the outstanding Notes are to be redeemed pursuant to a Provisional Redemption and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot. If any Note selected for partial redemption pursuant to a Provisional Redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for Provisional Redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures.
Section 16.03. Payment of Notes Called for Redemption.
(a)    If any Notice of Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place

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or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)    Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
(c)    The Trustee shall have no duty to determine, or verify the calculation of, the Redemption Price.
Section 16.04. Restrictions on Redemption.
(a)    The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
(b)    The Company may not redeem any Notes (either in whole or in part) unless the Company concurrently redeems the then outstanding Underlying Junior Subordinated Notes, in whole and not in part, on the same Redemption Date specified in the relevant Notice of Redemption delivered with respect to the Notes.
ARTICLE 17
MISCELLANEOUS PROVISIONS
Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

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Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by overnight courier or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to PNM Resources, Inc., 414 Silver Ave. SW, MS0905, Albuquerque, New Mexico 87102-3226, Attention: Sabrina Greinel, Vice President and Treasurer (telephone no.: (505) 241-4683; E-mail: cashdesk@pnmresources.com). Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to the Trustee at cctbondholdercommunications@computershare.com or such other email address specified by the Trustee.
The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.
Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which

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incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough

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of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.
Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.
Section 17.06. Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day or is a day on which financial institutions located in the state in which the Corporate Trust Office is located are authorized or required by law or executive order to close or be closed, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day that is not a day on which financial institutions located in the state in which the Corporate Trust Office is located are authorized or required by law or executive order to close or be closed with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

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Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 17.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

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The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By: ____________________
Authorized Officer
Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.
Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) labor disputes, strikes or work stoppages, (ii) accidents, (iii) acts of war or terrorism, (vi) civil or military disturbances or unrest, (v) nuclear or natural catastrophes or acts of God, (vi) epidemics or pandemics, (vii) disease, (x) quarantine, (ix) national emergency, (x) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services outside of the Trustee’s control, (xi) communications system failure, (xii) malware or ransomware, (xiii) the unavailability of the Federal Reserve Bank wire, telex or other communication or wire facility, (xiv) unavailability of any securities clearing system, or (xv) any act or provision of any

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present or future law or regulation or governmental authority; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Trading Price of the Notes (for purposes of determining whether the Notes are convertible as described herein), the Daily VWAPs, the Daily Conversion Values, the Daily Net Settlement Amounts, the Daily Settlement Amounts, accrued interest (including any Deferred Interest and any Compound Interest thereon) payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company. For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the stock price of the Common Stock, determine whether the conditions to convertibility of the Notes have been met, determine whether the circumstances requiring changes to the Conversion Rate have occurred or perform any calculations under this Indenture.
Section 17.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 (Customer Identification Program (CIP)) of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
Section 17.17. Electronic Signatures. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to

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comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.
Section 17.18. FATCA. The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable FATCA Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable FATCA Law, for which the Trustee shall not have any liability.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

PNM RESOURCES, INC.
By:	/s/ Sabrina G. Greinel
Name: Sabrina G. Greinel
Title: Vice President & Treasurer

[Signature Page to Junior Subordinated Convertible Notes Indenture]
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COMPUTERSHARE TRUST COMPANY, N.A., as Trustee
By:	/s/ Scott Little
Name: Scott Little
Title: Vice President

[Signature Page to Junior Subordinated Convertible Notes Indenture]
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EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY, THE UNDERLYING JUNIOR SUBORDINATED NOTES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF PNM RESOURCES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

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(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF PNM RESOURCES, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF PNM RESOURCES, INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

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PNM Resources, Inc.

5.75% Junior Subordinated Convertible Note due 2054
No. [_____]    [Initially]1 $[_____________]
CUSIP No. [_____]
PNM Resources, Inc., a corporation duly organized and validly existing under the laws of the State of New Mexico (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $500,000,000 in aggregate at any time (or $550,000,000 if the Initial Purchasers exercise their over-allotment option to purchase additional Notes in full as set forth in the Purchase Agreement), in accordance with the rules and applicable procedures of the Depositary, on June 1, 2054, and interest thereon as set forth below.
This Note shall bear interest at the rate of 5.75% per year from June 10, 2024, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2054. Interest is payable, subject to the Company’s right to defer interest payments as set forth in Section 2.04 of the within-mentioned Indenture, semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2024, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.
Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the
1 Include if a global note.
2 Include if a global note.
3 Include if a physical note.
4 Include if a global note.
5 Include if a physical note.

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case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office in the contiguous United States as a place where Notes may be presented for payment or for registration of transfer and exchange.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Underlying Junior Subordinated Notes and/or shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually, by facsimile or electronically by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PNM RESOURCES, INC.
By:
Name:
Title:

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Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A.
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:_______________________________
Authorized Signatory

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[FORM OF REVERSE OF NOTE]
PNM Resources, Inc.
5.75% Junior Subordinated Convertible Note due 2054
This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.75% Junior Subordinated Convertible Notes due 2054 (the “Notes”), limited to the aggregate principal amount of $500,000,000 (as may be increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their over-allotment option to purchase additional Notes as set forth in the Purchase Agreement), all issued or to be issued under and pursuant to an Indenture dated as of June 10, 2024 (the “Indenture”), between the Company and Computershare Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.
In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 33% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase

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Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed (subject in the case of clause (y) to the Company’s right to defer the payment of interest on the Notes pursuant to Section 2.04 of the Indenture) .
The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
The Notes shall be redeemable at the Company’s option in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.
Upon the occurrence of a Fundamental Change (other than an Exempted Fundamental Change), the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into (1) in respect of the Company’s Conversion Obligation up to the aggregate principal amount of Notes being converted, an equal aggregate principal amount Underlying Junior Subordinated Notes or, in certain circumstances, cash and (2) in respect of the remainder, if any, of the Company’s Conversion Obligation in excess of the aggregate principal amount of Notes being converted, shares of Common Stock, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
The Company and each Holder and each beneficial owner of the Notes and each holder and each beneficial owner of any Underlying Junior Subordinated Notes issued upon conversion of the Notes will, by accepting the Notes and any Underlying Junior Subordinated Notes or a beneficial interest therein, be deemed to have agreed that such Holder or beneficial owner of the Notes and such holder or beneficial owner of the Underlying Junior Subordinated Notes intend that the Notes and any Underlying Junior Subordinated Notes constitute debt and will treat the Notes and any Underlying Junior Subordinated Notes as debt for United States federal, state and local tax purposes.

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ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

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SCHEDULE A6
SCHEDULE OF EXCHANGES OF NOTES

PNM Resources, Inc.
5.75% Junior Subordinated Convertible Notes due 2054
The initial principal amount of this Global Note is [_______] DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 Include if a global note.

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ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To: Computershare Trust Company, N.A.
Corporate Trust Services
1505 Energy Park Drive
St. Paul, MN 55108
Email: cctbondholdercommunications@computershare.com

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, Underlying Junior Subordinated Notes and/or shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable, any Underlying Junior Subordinated Notes issuable and deliverable upon such conversion and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Underlying Junior Subordinated Notes, any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:    _____________________    ________________________________
    ________________________________
    Signature(s)
___________________________
Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares

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of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.
Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:
_________________________
(Name)
_________________________
(Street Address)
_________________________
(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
_________________________
Social Security or Other Taxpayer
Identification Number

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ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: Computershare Trust Company, N.A.
Corporate Trust Services
1505 Energy Park Drive
St. Paul, MN 55108
    Email: cctbondholdercommunications@computershare.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from PNM Resources, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon (including, for the avoidance of doubt, any accrued but unpaid Deferred Interest) to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:    _____________________
    ________________________________
    Signature(s)

_________________________
Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of PNM Resources, Inc. (the “Company”), with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
□    To the Company or a subsidiary thereof; or
□    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
□    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
□    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

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Dated: ________________________
_____________________________________
_____________________________________
Signature(s)
_____________________________________
Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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EXHIBIT B
[FORM OF UNDERLYING JUNIOR SUBORDINATED NOTES INDENTURE]
B-1
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